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Exhibit 23.2

[STALEY, OKADA & PARTNERS LOGO]	Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We hereby consent to the use in this Registration Statement on Form S-3, of our report dated March 22, 2004, relating to the financial statements of VitaCube Systems Holdings, Inc. as of and for the year ended December 31, 2003, and to the references to our Firm as "Experts" in the Prospectus.

/s/ STALEY, OKADA & PARTNERS

Vancouver, B.C
May 12, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT